Exhibit 4.2

                         SUBSEQUENT TRANSFER INSTRUMENT

         Pursuant to this Subsequent Transfer Instrument, dated November 30, 2000 (the "Instrument"), between Option One Mortgage Acceptance Corporation as seller (the "Depositor"), and Wells Fargo Bank Minnesota, National Association as trustee of the Option One Mortgage Loan Trust 2000-4 Asset-Backed Certificates, Series 2000-4, as purchaser (the "Trustee"), and pursuant to the Pooling and Servicing Agreement, dated as of October 1, 2000 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, Option One Mortgage Corporation as master servicer and the Trustee as trustee, the Depositor and the Trustee agree to the sale by the Depositor and the purchase by the Trustee in trust, on behalf of the Trust, of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

                  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  Section 1.        Conveyance of Subsequent Mortgage Loans.
                                    ---------------------------------------

                  (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee in trust, on behalf of the Trust, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however that the Depositor reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

                  (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under (i) the Subsequent Mortgage Loan Purchase Agreement, dated November 30, 2000, among Option One Option One Owner Trust 2000-3, as seller, Option One Mortgage Corporation ("Option One") and the Depositor (the "Purchase Agreements") and (ii) the Subsequent Mortgage Loan Purchase Agreement, dated November 30, 2000 between Option One and the Depositor (the "Option One Purchase Agreement"), to the extent of the Subsequent Mortgage Loans.

                  (c) Additional terms of the sale are set forth on Attachment A hereto.

                  Section 2.        Representations and Warranties; Conditions
                                    Precedent.
                                    ------------------------------------------

                  (a) The Depositor hereby confirms that each of the conditions precedent and the representations and warranties set forth in Section 2.08 of the Pooling and Servicing Agreement are satisfied as of the date hereof.

                  (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

                  Section 3.        Recordation of Instrument.
                                    -------------------------

                  To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Certificateholders' expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

                  Section 4.        Governing Law.
                                    -------------

                  This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

                  Section 5.        Counterparts.
                                    ------------

                  This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

                  Section 6.        Successors and Assigns.
                                    ----------------------

                  This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.

                                              OPTION ONE MORTGAGE ACCEPTANCE
                                              CORPORATION

                                              By:
                                                 ---------------------------
                                              Name:    William L. O'Neill
                                              Title:   Treasurer



                                              WELLS FARGO BANK MINNESOTA,
                                              NATIONAL ASSOCIATION,
                                              as Trustee for Option One
                                              Mortgage Loan Trust 2000-4,
                                              Asset-Backed Certificates,
                                              Series 2000-4


                                              By:
                                                 --------------------------
                                              Name:
                                              Title:



Attachments
-----------

A.       Additional terms of sale.
B.       Schedule of Subsequent Mortgage Loans.

                                  ATTACHMENT A
                                  ------------

                            ADDITIONAL TERMS OF SALE

         A.       General

                  1.       Subsequent Cut-off Date: November 1, 2000
                  2.       Subsequent Transfer Date: November 30, 2000
                  3. Aggregate Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date:
                           $19,346,344.29

                  4.       Purchase Price:  100.00%

         B. The following representations and warranties with respect to each Subsequent Mortgage Loan determined as of the applicable Subsequent Cut-off
Date: (i) such Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date; (ii) the original term to stated maturity of such Subsequent Mortgage Loan will not be less than 120 months and will not exceed 360 months; (iii) the Subsequent Mortgage Loan may not provide for negative amortization; (iv) such Subsequent Mortgage Loan will not have a loan-to-value ratio greater than 100.00%; (v) such Subsequent Mortgage Loans will have, as of the Subsequent Cut-off Date, a weighted average term since origination not in excess of 6 months; (vi) such Subsequent Mortgage Loan, if a Fixed Rate Mortgage Loan, shall have a Mortgage Rate that is not less than 7.000% or greater than 16.000%; (vii) such Subsequent Mortgage Loan shall have been serviced by the Master Servicer since origination or the date of purchase;
(viii) such Subsequent Mortgage Loan must have a first payment date occurring on or before January 1, 2001; (ix) if the Subsequent Mortgage Loan is an Adjustable Rate Mortgage Loan, the Subsequent Mortgage Loan will have a Gross Margin not less than 2.500%; (x) if the Subsequent Mortgage Loan is an Adjustable Rate Mortgage Loan, the Subsequent Mortgage Loan will have a Maximum Mortgage Rate not less than 12.500%; (xi) if the Subsequent Mortgage Loan is an Adjustable Rate Mortgage Loan, the Subsequent Mortgage Loan will have a Minimum Mortgage Rate not less than 6.500%; (xii) the Mortgage Loan shall have a minimum credit score of 500 and (xiii) such Subsequent Mortgage Loan shall have been underwritten in accordance with the criteria set forth under "Option One Mortgage Corporation--Underwriting Standards" in the Prospectus Supplement.

         C. Following the purchase of any Subsequent Mortgage Loan by the Trust, the Mortgage Loans (including such Subsequent Mortgage Loans) will as of the Subsequent Cut-off Date: (i) have a weighted average original term to stated maturity of not more than 360 months; (ii) have a weighted average Mortgage Rate of not less than 10.000% and not more than 10.750%; (iii) have a weighted average Loan-to-Value Ratio of not more than 78.00%; (iv) have no Mortgage Loan with a principal balance in excess of $1,000,000; (v) will consist of Mortgage Loans covered by the PMI Policy representing no less than 70.00% of the aggregate Principal Balance thereof and (vi) have no more than 20.00% of Fixed Rate Mortgage Loans by aggregate principal balance of the Mortgage Loans as of the Subsequent Cut-off Date. In addition, the Adjustable Rate Mortgage Loans will as of the Subsequent Cut-off Date have a weighted average Gross Margin not less than 5.000% by aggregate principal balance of the Adjustable Rate Mortgage Loans as of the Subsequent Cut-off Date.

         D. Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by either Rating Agency if the inclusion of any such Subsequent Mortgage Loan would adversely affect the ratings of any Class of Certificates.

                         SUBSEQUENT TRANSFER INSTRUMENT

         Pursuant to this Subsequent Transfer Instrument, dated December 21, 2000 (the "Instrument"), between Option One Mortgage Acceptance Corporation as seller (the "Depositor"), and Wells Fargo Bank Minnesota, National Association as trustee of the Option One Mortgage Loan Trust 2000-4 Asset-Backed Certificates, Series 2000-4, as purchaser (the "Trustee"), and pursuant to the Pooling and Servicing Agreement, dated as of October 1, 2000 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, Option One Mortgage Corporation as master servicer and the Trustee as trustee, the Depositor and the Trustee agree to the sale by the Depositor and the purchase by the Trustee in trust, on behalf of the Trust, of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

                  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  Section 1.        Conveyance of Subsequent Mortgage Loans.
                                    ---------------------------------------

                  (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee in trust, on behalf of the Trust, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however that the Depositor reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

                  (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under (i) the Subsequent Mortgage Loan Purchase Agreement, dated December 21, 2000, among Option One Owner Trust 2000-2 and Option One Owner Trust 2000-3, as applicable, as sellers, Option One Mortgage Corporation ("Option One") and the Depositor (the "Purchase Agreements") and (ii) the Subsequent Mortgage Loan Purchase Agreement, dated December 21, 2000 between Option One and the Depositor (the "Option One Purchase Agreement"), to the extent of the Subsequent Mortgage Loans.

                  (c) Additional terms of the sale are set forth on Attachment A hereto.

                  Section 2.        Representations and Warranties; Conditions
                                    Precedent.
                                    ------------------------------------------

                  (a) The Depositor hereby confirms that each of the conditions precedent and the representations and warranties set forth in Section 2.08 of the Pooling and Servicing Agreement are satisfied as of the date hereof.

                  (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

                  Section 3.        Recordation of Instrument.
                                    -------------------------

                  To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Certificateholders' expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

                  Section 4.        Governing Law.
                                    -------------

                  This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

                  Section 5.        Counterparts.
                                    ------------

                  This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

                  Section 6.        Successors and Assigns.
                                    ----------------------

                  This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.

                                     OPTION ONE MORTGAGE ACCEPTANCE
                                     CORPORATION

                                     By: /s/ David S. Wells
                                        -----------------------------------
                                     Name:   David S. Wells
                                     Title:  Assistant Secretary



                                     WELLS FARGO BANK MINNESOTA,
                                     NATIONAL ASSOCIATION,
                                     as Trustee for Option One Mortgage Loan
                                     Trust 2000-4, Asset-Backed Certificates,
                                     Series 2000-4


                                     By: /s/ Peter J. Masterman
                                        -----------------------------------
                                     Name:   Peter J. Masterman
                                     Title:  Vice President

Attachments
-----------

A.       Additional terms of sale.
B.       Schedule of Subsequent Mortgage Loans.

                                  ATTACHMENT A
                                  ------------

                            ADDITIONAL TERMS OF SALE

         A.       General

                  1.       Subsequent Cut-off Date: December 1, 2000
                  2.       Subsequent Transfer Date: December 21, 2000
                  3. Aggregate Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date:
                           $4,810,045.29
                  4.       Purchase Price:  100.00%

         B. The following representations and warranties with respect to each Subsequent Mortgage Loan determined as of the applicable Subsequent Cut-off
Date: (i) such Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date; (ii) the original term to stated maturity of such Subsequent Mortgage Loan will not be less than 120 months and will not exceed 360 months; (iii) the Subsequent Mortgage Loan may not provide for negative amortization; (iv) such Subsequent Mortgage Loan will not have a loan-to-value ratio greater than 100.00%; (v) such Subsequent Mortgage Loans will have, as of the Subsequent Cut-off Date, a weighted average term since origination not in excess of 6 months; (vi) such Subsequent Mortgage Loan, if a Fixed Rate Mortgage Loan, shall have a Mortgage Rate that is not less than 7.000% or greater than 16.000%; (vii) such Subsequent Mortgage Loan shall have been serviced by the Master Servicer since origination or the date of purchase;
(viii) such Subsequent Mortgage Loan must have a first payment date occurring on or before January 1, 2001; (ix) if the Subsequent Mortgage Loan is an Adjustable Rate Mortgage Loan, the Subsequent Mortgage Loan will have a Gross Margin not less than 2.500%; (x) if the Subsequent Mortgage Loan is an Adjustable Rate Mortgage Loan, the Subsequent Mortgage Loan will have a Maximum Mortgage Rate not less than 12.500%; (xi) if the Subsequent Mortgage Loan is an Adjustable Rate Mortgage Loan, the Subsequent Mortgage Loan will have a Minimum Mortgage Rate not less than 6.500%; (xii) the Mortgage Loan shall have a minimum credit score of 500 and (xiii) such Subsequent Mortgage Loan shall have been underwritten in accordance with the criteria set forth under "Option One Mortgage Corporation--Underwriting Standards" in the Prospectus Supplement.

         C. Following the purchase of any Subsequent Mortgage Loan by the Trust, the Mortgage Loans (including such Subsequent Mortgage Loans) will as of the Subsequent Cut-off Date: (i) have a weighted average original term to stated maturity of not more than 360 months; (ii) have a weighted average Mortgage Rate of not less than 10.000% and not more than 10.750%; (iii) have a weighted average Loan-to-Value Ratio of not more than 78.00%; (iv) have no Mortgage Loan with a principal balance in excess of $1,000,000; (v) will consist of Mortgage Loans covered by the PMI Policy representing no less than 70.00% of the aggregate Principal Balance thereof and (vi) have no more than 20.00% of Fixed Rate Mortgage Loans by aggregate principal balance of the Mortgage Loans as of the Subsequent Cut-off Date. In addition, the Adjustable Rate Mortgage Loans will as of the Subsequent Cut-off Date have a weighted average Gross Margin not less than 5.000% by aggregate principal balance of the Adjustable Rate Mortgage Loans as of the Subsequent Cut-off Date.

         D. Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by either Rating Agency if the inclusion of any such Subsequent Mortgage Loan would adversely affect the ratings of any Class of Certificates.